Exhibit 5.1

September 12, 2008

SWS Group, Inc.

1201 Elm Street, Ste 3500

Dallas, TX 75270

Re:	SWS Group, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to SWS Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the registration of up to 500,000 additional shares (the “Shares”) of common stock of the Company, par value $0.10 per share (the “Common Stock”), issuable under the Company’s 2003 Restricted Stock Plan, as amended (the “Plan”).

In rendering the opinions set forth herein, we have reviewed (i) the Company’s registration statement on Form S-8 filed on December 29, 2003 (File No. 333-111603) pursuant to which 500,000 shares of Common Stock were previously registered for issuance pursuant to the Plan, (ii) the Registration Statement, (iii) the SWS Group, Inc. 2003 Restricted Stock Plan, as amended, (iv) the Form of SWS Group, Inc. Restricted Stock Plan Agreement for Non-Employee Directors for the 2003 Restricted Stock Plan, (v) the Form of SWS Group, Inc. Restricted Stock Plan Agreement for Employees for the 2003 Restricted Stock Plan, (vi) the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), (vii) the Restated By-laws of the Company (the “Bylaws”), (viii) a specimen of the Company’s Common Stock certificate and (ix) resolutions of the Board of Directors of the Company. In addition, we have examined originals or photostatic or certified copies of certain of the records and documents of the Company, copies of public documents, certificates of officers of the Company, and such other agreements, instruments and documents as we have deemed necessary in connection with the opinion hereinafter expressed. As to the various questions of fact material to the opinion expressed below, we have relied solely upon certificates or comparable documents of officers and representatives of the Company without independent check or verification of their accuracy.

In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

In rendering the opinions set forth herein, we have assumed that, at the time of the issuance of the Shares, (i) the resolutions of the Company referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or fully paid status of the Common Stock, (iii) the Company will receive consideration for the issuance of the Shares that is at least equal to the par value of the Common Stock, and (iv) sufficient shares of Common Stock will be authorized for issuance under the Certificate of Incorporation of the Company that have not otherwise been issued or reserved for issuance.

Based on our examination described above, subject to the assumptions and limitations stated herein, and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that upon issuance of the Shares in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the “DGCL”) as in effect on the date hereof and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the DGCL and such provisions of the Delaware Constitution.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is given as of the effective date of the Registration Statement and we assume no obligation to update or supplement such opinion after the effective date of the Registration Statement to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP